Exhibit 10.17

                                    PIK NOTE

                                                                October 29, 2003

      FOR VALUE RECEIVED, the undersigned, EASY GARDENER PRODUCTS, LTD., a Texas limited partnership (the "Borrower") hereby promises to pay to CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the "Lender"), at the times and in the manner set forth in the Loan Agreement (as defined below), accrued and unpaid interest on the outstanding balance of the Term B Loan and any Term B Interest Reserve Loans made by Lender to Borrower pursuant to the Loan Agreement in the form of borrowings under this PIK Note, as set forth on the grid attached hereto or on the books and records of Lender, such interest, when due, to be treated as a principal sum equal to the PIK Interest due and payable at such time and from time to time under and pursuant to the Term Loan and Security Agreement, dated as of October 29, 2003, among Borrower, the other Credit Parties, Lender (in its capacity as a Lender and as Agent), and other Lenders party thereto from time to time (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), all at the times and in the manner set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

      1. Interest and Payments. Borrower promises to pay interest on the outstanding principal amount of this PIK Note in cash pursuant to and as required by the terms of the Loan Agreement. Payments of interest on this PIK Note and other Obligations related hereto shall be paid only by wire transfer on the date when due, without offset or counterclaim, in U.S. dollars in immediately available funds as required in the Loan Agreement. Notwithstanding any other provision of this PIK Note or any other Loan Document, any payments or prepayments received under this PIK Note shall be credited and applied in such manner and order as described in the Loan Agreement.

      2. Principal Payments and Maturity. Unless earlier due and payable or accelerated under the Loan Agreement, this PIK Note shall mature, and the principal amount outstanding hereunder and other Obligations under and relating to the PIK Interest, together with all other outstanding amounts due hereunder and under the Loan Agreement, shall become due and payable in full on the Maturity Date. Borrower shall have the right to pay the PIK Interest in full but not in part, in cash, on the applicable payment date in accordance with the provisions of the Loan Agreement.

      3. Late Fee and Default Rate. Notwithstanding any other provision of this PIK Note, the late fee, if any, and default rates set forth in the Loan Agreement shall apply to this PIK Note.

      4. Loan and Security Agreement. This PIK Note is referred to in, is made pursuant to and subject to, and is entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, (i) provides for the creation of PIK Interest evidenced hereby and the making of this PIK Note by Lender to Borrower, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified, and (iii) contains provisions defining an Event of Default and the rights and

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remedies of the parties thereto. This PIK Note is a secured note, entitled to the benefits of and security interests granted in, among other things, the Loan Agreement and other Security Documents.

      5. Prepayments. This PIK Note may be prepaid in whole or in part only as permitted in the Loan Agreement and shall be prepaid in whole, in each case as provided or required in the Loan Agreement. In accordance with the Loan Agreement, no payment or prepayment of any amount shall entitle any Person to be subrogated to the rights of Lender hereunder or under the Loan Documents unless and until the Obligations (other than indemnity obligations under the Loan Documents not then due and payable for any events of claims that would give rise thereto that are not then pending) have been performed in full and indefeasibly paid in full in cash and the Loan Agreement has been terminated.

      6. Payments Due on a Day other than a Business Day. If any payment to be made on or under this PIK Note is stated to be due or becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

      7. Waivers. Borrower hereby agrees that the provisions of the Loan Agreement relating to waivers and rights and remedies shall apply to this PIK Note.

      8. Lawful Limits. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid by Borrower for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, any interest or any other charges of any kind received which might be deemed to be interest under applicable law are in excess of the maximum lawful rate, then such excess shall be applied in accordance with the Loan Agreement.

      9. Governing Law. This PIK Note shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of laws provisions.

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This PIK Note is executed as of the date first written above.

                                            EASY GARDENER PRODUCTS, LTD.,
                                            a Texas limited partnership

                                            By: E G Product Management, L.L.C.,
                                                its General Partner


                                            By:  /s/ Richard Grandy
                                                 -------------------------------
                                            Name: Richard Grandy
                                                 -------------------------------
                                            Title: Manager
                                                  ------------------------------


                                                    EASY GARDENER PRODUCTS, LTD.
                                                                        PIK NOTE
                                                                  Signature page